     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 24, 2003


                                                               FILE NO. 811-2611
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A


REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940
      AMENDMENT NO. 24                                           [X]


                            VAN KAMPEN EXCHANGE FUND
                        A CALIFORNIA LIMITED PARTNERSHIP
(EXACT NAME OF REGISTRANT AS SPECIFIED IN THE AGREEMENT OF LIMITED PARTNERSHIP)

                                1 PARKVIEW PLAZA
                                  PO BOX 5555
                        OAKBROOK TERRACE, IL 60181-5555
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)(ZIP CODE)
       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (630) 684-6000


                              A. THOMAS SMITH III


                               MANAGING DIRECTOR

                          VAN KAMPEN INVESTMENTS INC.

                          1221 AVENUE OF THE AMERICAS


                                   22ND FLOOR


                               NEW YORK, NY 10020

                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                             ---------------------

                                   Copies to:

                             WAYNE W. WHALEN, ESQ.
                              THOMAS A. HALE, ESQ.
                SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60606
                                 (312) 407-0700

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--------------------------------------------------------------------------------

                            VAN KAMPEN EXCHANGE FUND

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS


     Van Kampen Exchange Fund (the "Registrant") is an open-end diversified management investment company, registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and formed on December 4, 1975 under the Uniform Limited Partnership Act of California. The Registrant commenced business as an investment company on December 13, 1976.


     Items 1, 2, 3, 5 and 9 of Part A are omitted pursuant to General Instruction B.2. of Form N-1A.


     This Prospectus, which incorporates by reference the entire Statement of Additional Information, concisely sets forth certain information about the Registrant that a prospective investor should know before investing in shares of the Registrant. Shareholders should read this Prospectus carefully and retain it for future reference. A copy of the Statement of Additional Information may be obtained without charge by calling (800) 847-2424 or for Telecommunications Device for the Deaf at (800) 421-2833. The Statement of Additional Information has been filed with the Securities and Exchange Commission ("SEC") and is available along with other related materials at the SEC's internet web site (http://www.sec.gov).



     This Prospectus is dated April 24, 2003.


ITEM 4.  INVESTMENT OBJECTIVES, PRINCIPAL INVESTMENT STRATEGIES, AND RELATED
         RISKS.


     The Registrant's principal investment objective is long-term growth of capital, while the production of current income is an important secondary objective. Under normal market conditions, the Registrant seeks to achieve these objectives by investing primarily in common stocks or convertible securities of companies believed to have long-term growth potential. The Registrant does not intend to engage to any significant degree in active or frequent trading of portfolio securities. The Registrant's portfolio turnover is reported in its financial statements. The Registrant may, however, for defensive purposes, temporarily invest all or a portion of its assets in other types of securities, including investment grade bonds, preferred stocks and money market obligations such as government securities, certificates of deposit and commercial paper. In taking a temporary defensive position, the Registrant would temporarily not be pursuing and may not achieve its investment objective. The foregoing policies may not be changed without approval of a majority of the Registrant's outstanding voting securities, as defined in the 1940 Act. The Registrant's temporary investments may consist of U.S. Treasury Bills and U.S. Treasury Bonds, both issued by and supported by the full faith and credit of the United States Government, and commercial paper rated P-1, if by Moody's Investors Service, Inc., or A-1 if by Standard & Poor's and repurchase agreements with domestic banks and broker-dealers.


     The Registrant is subject to market risk. Market risk is the possibility that the market values of securities owned by the Registrant will decline. Market risk may affect a single issuer, industry, sector of the economy or the market as a whole. Investments in common stocks and convertible securities generally are affected by changes in the stock markets, which fluctuate substantially over time, sometimes suddenly and sharply.

ITEM 6.  MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE.


     The business and affairs of the Registrant are managed under the direction of the Board of Managing General Partners of the Registrant. Subject to the Managing General Partners' oversight, the Adviser (defined below) determines the investment of the Registrant's assets, provides administrative services and manages the Registrant's business and affairs.



     Van Kampen Asset Management Inc. ("Asset Management" or the "Adviser"), 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555 serves as investment adviser to the Registrant. The Adviser is a wholly owned subsidiary of Van Kampen Investments Inc. ("Van Kampen Investments"). Van Kampen Investments is a diversified asset management company that administers more than three million retail investor accounts, has extensive capabilities for managing institutional portfolios and has more than $66 billion under management or supervision as of March 31, 2003. Van Kampen Investments has more than 50 open-end funds, more than 30 closed-end funds and more than 2,700 unit investment trusts that are distributed by authorized dealers nationwide. Van Kampen Investments is an indirect wholly owned subsidiary of Morgan Stanley, a preeminent global financial services firm that maintains leading market positions in each of its three primary businesses: securities, asset management and credit services. Morgan Stanley is a full service securities firm engaged in securities trading and brokerage activities, investment banking, research and analysis, financing and financial advisory services.



     The Registrant retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Registrant (the "Advisory Agreement"), the Registrant pays the Adviser a fee monthly calculated at the annual rate of 0.50% of average daily net assets of the Registrant. Under the Advisory Agreement, the Registrant also reimburses the Adviser for the cost of the Registrant's accounting services, which include maintaining its financial books and records and calculating its daily net asset value. For the fiscal year ended December 31, 2002, advisory fees paid by the Registrant equaled 0.50% of the Registrant's average net assets.



     The Registrant is managed by the Adviser's Multi-Cap Growth team. The team is made up of established investment professionals. Current members of the team include Jeff New, a Managing Director of the Adviser, Michael Davis and Mary Jayne Maly, Executive Directors of the Adviser, and Sean Conner, a Vice President of the Adviser. The composition of the team may change without notice from time to time.



     Other operating expenses paid by the Registrant include transfer agency fees, custodial fees, legal and accounting fees, the costs of reports and proxies to partners, managing general partners' fees, and all other business expenses not specifically assumed by the Adviser. For the fiscal year ended December 31, 2002, the Registrant's other operating expenses were 0.21% of average net assets.



ITEM 7.  SHAREHOLDER INFORMATION.



     The Registrant has outstanding units of partnership interest ("shares") with equal rights to participate in distributions made by the Registrant and equal rights to the Registrant's assets. Each share is entitled to one vote and there is no cumulative voting. If the Registrant were unable to pay its liabilities, partners receiving distributions could be liable to creditors of the Registrant to the extent of such distributions, plus interest.


     The Registrant will determine its net asset value as of the close of each business day on the New York Stock Exchange. The Registrant's net assets equal the value of its portfolio securities, plus all cash and other assets (including dividends and interest accrued but not collected) less all liabilities (including accrued expenses but excluding partner capital contributions). The Registrant's portfolio securities are valued at the last sales price on the exchange where principally traded, or, if no sale occurred on that day, at the mean between the closing bid and asked prices; securities not so traded are valued in like manner, if market quotations are available, or at the mean between the highest bid and the lowest asked prices if there is no last sales price or closing bid and asked prices. The value of any other securities and assets is their fair value as determined in good faith by the Adviser based on procedures approved by the Managing General Partners.


     Shareholders may redeem shares at any time, without charge by the Registrant, at the next determined net asset value per share by submitting a written request in proper form to the Registrant's transfer agent, Van Kampen Investor Services, Inc. ("Investor Services"), PO Box 947, Jersey City, NJ 07303-0947, by placing the redemption request through an authorized dealer or by calling the Registrant. Redemptions are priced at the next determined net asset value per share after acceptance by Investor Services of the request and any other necessary documents in proper order and payment for shares redeemed will be made within seven days thereafter. Redemptions are not made on days during which the New York Stock Exchange is closed. The right of redemption may be suspended and the payment therefor may be postponed for more than seven days during any period when (a) the New York Stock Exchange is closed for other than customary weekends or holidays; (b) the SEC determines trading on the New York Stock Exchange is restricted; (c) the SEC determines an emergency exists as a result of which disposal by the Registrant of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Registrant to fairly determine the value of its net assets; or (d) the SEC, by order, so permits.

     The shares redeemed (other than redemptions under a systematic withdrawal plan) may be paid in cash or securities, at the option of the Registrant, and will ordinarily be paid in whole or in part in securities. The Registrant's valuation will determine the quantity of securities tendered. The Registrant will select securities for tender in redemptions based on tax or investment considerations.


     While there is no charge when shares are redeemed or repurchased through the Registrant or through Van Kampen Funds Inc., an affiliate of the Adviser, dealers may make a charge for effecting a repurchase. Payment for shares redeemed may be postponed or the right of redemption suspended as provided by the rules of the SEC.

     The Registrant makes quarterly distributions of net investment income, exclusive of capital gains, to the partners. The Managing General Partners determine each year whether and to what extent any realized capital gains are to be distributed and such distributions, if any, will be made annually. Distributions, when made, are made equally among the outstanding shares held by shareholders. Dividends and capital gains distributions are automatically applied to purchase additional shares of the Registrant at the next determined net asset value unless the shareholder instructs otherwise.


     The Registrant is classified as a partnership for federal income tax purposes. Each partner is required to report on his personal federal income tax return his share of the Registrant's income, gains, losses, deductions and expenses for the taxable year of the Registrant ending within or with his taxable year, regardless of whether cash or other properties are distributed. For federal income tax purposes, capital gain or loss is allocated equally among shares outstanding on the day recognized, and all other items of the Registrant's income, gain, loss, deduction and expense during a year are allocated to each partner in the proportion which the total number of shares such partner held on each day during the year bears to the total of the outstanding shares of the Registrant on each day during the year.



     The tax basis to each partner for his shares in the Registrant is determined by reference to the basis of the securities and any money that he contributed to the Registrant in exchange for his shares, increased by his share of the Registrant's taxable income and decreased (but not below zero) principally by the Registrant's distributions and his share of the Registrant's net losses. If cash distributed exceeds basis, the excess generally will be taxable as gain from the sale of a capital asset. The Registrant's tax basis in the securities contributed by the partners is the same as that of the partners contributing such securities.


     Redemptions for cash generally will be taxable as capital gains to the extent that such cash exceeds a partner's adjusted tax basis in his shares of the Registrant. The receipt of securities on redemption is not a taxable event to the partner or to the Registrant. The partner's basis in securities received on redemption will be the same as the Registrant's. Net long-term capital gains realized by the Registrant will be taxable to the partners at the current capital gain rates.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

        Not Applicable.

                            VAN KAMPEN EXCHANGE FUND

                                     PART B

         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.

     This Statement of Additional Information is not a prospectus. This Statement of Additional Information should be read in conjunction with the Van Kampen Exchange Fund (the "Fund" or "Registrant") prospectus (the "Prospectus") dated as of the same date as this Statement of Additional Information. This Statement of Additional Information does not include all of the information a prospective investor should consider before purchasing shares of the Registrant. Investors should obtain and read the Prospectus prior to purchasing shares of the Registrant. A Prospectus may be obtained without charge by writing or calling Van Kampen Funds Inc. (the "Distributor"), 1 Parkview Plaza, P.O. Box 5555, Oakbrook Terrace, Illinois 60181-5555, at (800) 341-2911.


     This Statement of Additional Information is dated April 24, 2003.



                                                                          PAGE
                                                                          ----
          Fund History................................................    B-1
          Description of the Fund and its Investment Risks............    B-1
          Management of the Fund......................................    B-3
          Control Persons and Principal Holders of Securities.........    B-11
          Investment Advisory and Other Services......................    B-11
          Brokerage Allocation and Other Practices....................    B-13
          Capital Stock and Other Securities..........................    B-14
          Purchase, Redemption and Pricing of Shares..................    B-14
          Taxation of the Fund........................................    B-14
          Underwriters................................................    B-14
          Calculation of Performance Data.............................    B-14
          Financial Statements........................................    B-14
          Report of Independent Auditors..............................    F-1
          Financial Statements........................................    F-2
          Notes to Financial Statements...............................    F-9


ITEM 11.  FUND HISTORY.


     The Registrant was formed on December 4, 1975 under the Uniform Limited Partnership Act of California. The Registrant commenced business as an investment company on December 13, 1976 under the name American General Exchange Fund.


     On September 9, 1983, the name of the Registrant was changed from American General Exchange Fund to American Capital Exchange Fund. The name of the Registrant was changed from American Capital Exchange Fund to Van Kampen American Capital Exchange Fund (a California Limited Partnership) on April 26, 1996. The Registrant began using its current name on December 9, 1998.

ITEM 12.  DESCRIPTION OF THE FUND AND ITS INVESTMENT RISKS.


     The Registrant is a diversified open-end management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"). The Registrant's principal investment objective is long-term growth of capital, while the production of current income is an important secondary objective. Under normal market conditions, the Registrant seeks to achieve these objectives by investing primarily in common stocks or convertible securities of companies believed to have long-term growth potential. In seeking to attain its investment objectives of long-term growth of capital, and, secondarily, production of income, the Registrant will acquire securities for long-term appreciation and does not intend to engage to any significant degree in short-term trading. Capital gains taxes will be considered in determining the sale of portfolio securities. However, sales will be effected whenever believed to be in the best interests of the Partners, even though capital gains may be recognized thereby.


     The Registrant has no present intention of investing in corporate bonds, preferred stocks or certificates of deposit in an amount in excess of 5% of the value of its net assets.



     The Registrant has adopted certain fundamental investment restrictions which may not be changed without approval by the vote of a majority of its outstanding voting securities, which is defined by the 1940 Act, as the lesser of (i) 67% or more of the voting securities present at a meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions and policies set forth herein apply at the time of purchase of the securities. With respect to the limitations on illiquid securities and borrowings, the percentage limitations apply at the time of purchase and on an ongoing basis. The Registrant may not:


     (1) Purchase securities on margin or make short sales.

     (2) Purchase or write any options, puts, calls, straddles, spreads or combinations thereof.

     (3) Borrow money, except from banks for a purpose other than the purchase of securities, such borrowing not to exceed 5% of the Registrant's total assets at market value at the time of borrowing. Any such borrowing may be secured provided that not more than 10% of the total assets at market value at the time of pledging may be used as security for such borrowings.

     (4) Engage in the underwriting of securities or invest in securities subject to restrictions on resale.

     (5) Invest more than 25% of its assets at market value at the time of purchase in securities of companies all of which conduct their principal activities in the same industry.

     (6) Invest in real estate (including interests in real estate investment trusts) or invest in oil, gas or mineral exploration or development programs, except in publicly traded securities of issuers which engage in such business.

     (7) Buy or sell commodities or commodity contracts.

     (8) Make loans of money or securities to other persons provided that this limitation shall not prevent the purchase of a portion of an issue of bonds, notes, debentures or other debt securities which are publicly distributed or of a type customarily purchased by institutional investors.

     (9) Invest more than 5% of its total assets at market value at the time of purchase in the securities of any one issuer (other than obligations of the United States Government or any instrumentalities thereof).

     (10) Purchase securities if such purchase would result in the Registrant owning more than 10% of the outstanding voting securities of any one issuer at the time of purchase.

     (11) Invest in securities of companies which have a record, together with their predecessors, of less than three years of continuous operation.

     (12) Purchase securities issued by any other investment company or investment trust.


     (13) Purchase or hold securities of any company if any of its General Partners, or officers or directors of the Registrant's investment adviser, who beneficially own more than 0.50% of the securities of that company together own beneficially more than 5% of the securities of such company.



     (14) Invest in companies for the purpose of exercising control or management. (The Registrant's officers may be authorized to vote proxies issued with respect to its portfolio securities consistently with its investment objectives).



     (15) Invest in or hold warrants unless received with respect to securities held by the Registrant.


     (16) Invest in foreign securities unless listed at the time of purchase on the New York Stock Exchange.

     (17) Invest more than 5% of its total assets at market value at the time of purchase in equity securities which are not readily marketable.

     Registrant does not issue senior securities.

ITEM 13.  MANAGEMENT OF THE FUND.


     The business and affairs of the Fund are managed under the direction of the Fund's Managing General Partners and the Fund's officers appointed by the Managing General Partners. The tables below list the managing general partners and executive officers of the Fund and their principal occupations during the last five years, other directorships held by the managing general partners and their affiliations, if any, with Van Kampen Investments Inc. ("Van Kampen Investments"), Van Kampen Investment Advisory Corp. ("Advisory Corp."), Van Kampen Asset Management Inc. ("Asset Management"), Van Kampen Funds Inc. (the "Distributor"), Van Kampen Advisors Inc., Van Kampen Exchange Corp. and Van Kampen Investor Services Inc. ("Investor Services"). Advisory Corp. and Asset Management sometimes are referred to herein collectively as the "Advisers." The term "Fund Complex" includes each of the investment companies advised by the Advisers or their affiliates as of the date of this Statement of Additional Information. Managing General Partners serve one year terms or until their successors are duly elected and qualified. Executive officers are annually elected by the managing general partners.


                     INDEPENDENT MANAGING GENERAL PARTNERS:


                                                                                              NUMBER OF
                                                                                              FUNDS IN
                                                                                                FUND
                                                                                               COMPLEX
                                         TERM OF                                              OVERSEEN
                                        OFFICE AND                                               BY
NAME, AGE AND ADDRESS      POSITION(S)  LENGTH OF                                             MANAGING    OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING     HELD WITH      TIME     PRINCIPAL OCCUPATION(S)                    GENERAL    HELD BY MANAGING
GENERAL PARTNER               FUND        SERVED    DURING PAST 5 YEARS                        PARTNER    GENERAL PARTNER
David C. Arch (57)         Managing     Managing    Mr. Arch is Chairman and Chief Executive     37       Mr. Arch is a member of
Blistex Inc.               General      General     Officer of Blistex Inc., a consumer                   the Board of Directors of
1800 Swift Drive           Partner      Partner     health care products manufacturer, and                the Heartland Alliance, a
Oak Brook, IL 60523                     since 1998  former Director of the World Presidents               nonprofit organization
                                                    Organization-Chicago Chapter. Mr. Arch                serving human needs based
                                                    is also a Trustee or Managing General                 in Chicago.
                                                    Partner of other investment companies
                                                    advised by the Advisers.

                                                                                              NUMBER OF
                                                                                              FUNDS IN
                                                                                                FUND
                                                                                               COMPLEX
                                         TERM OF                                              OVERSEEN
                                        OFFICE AND                                               BY
NAME, AGE AND ADDRESS      POSITION(S)  LENGTH OF                                             MANAGING    OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING     HELD WITH      TIME     PRINCIPAL OCCUPATION(S)                    GENERAL    HELD BY MANAGING
GENERAL PARTNER               FUND        SERVED    DURING PAST 5 YEARS                        PARTNER    GENERAL PARTNER
Rod Dammeyer (62)          Managing     Managing    Mr. Dammeyer is President of CAC, llc.,      37       Mr. Dammeyer is a member
CAC, llc.                  General      General     a private company offering capital                    of the Board of Directors
676 North Michigan Avenue  Partner      Partner     investment and management advisory                    of TeleTech Holdings
Suite 2800                              since 1998  services. Mr. Dammeyer is also a Trustee              Inc., Stericycle, Inc.,
Chicago, IL 60611                                   or Managing General Partner of other                  TheraSense, Inc., GATX
                                                    investment companies advised by the                   Corporation, Arris Group,
                                                    Advisers. Prior to February 2001, Mr.                 Inc. and Peregrine
                                                    Dammeyer was Vice Chairman and Director               Systems Inc. and a member
                                                    of Anixter International, Inc. and IMC                of the Board of Trustees
                                                    Global Inc. Prior to July 2000, Mr.                   of the University of
                                                    Dammeyer was a Managing Partner of                    Chicago Hospitals and
                                                    Equity Group Corporate Investment (EGI),              Health Systems. Prior to
                                                    a company that makes private investments              July 2000, Mr. Dammeyer
                                                    in other companies. Prior to 1997, Mr.                was a member of the Board
                                                    Dammeyer was President, Chief Executive               of Directors of Allied
                                                    Officer and a Director of Great American              Riser Communications
                                                    Management & Investment, Inc., a                      Corp., Matria Healthcare
                                                    diversified manufacturing company.                    Inc., Transmedia
                                                                                                          Networks, Inc., CNA
                                                                                                          Surety, Corp. and Grupo
                                                                                                          Azcarero Mexico (GAM).
                                                                                                          Prior to April 1999, Mr.
                                                                                                          Dammeyer was a Director
                                                                                                          of Metal Management, Inc.
                                                                                                          Prior to 1998, Mr.
                                                                                                          Dammeyer was a Director
                                                                                                          of Lukens, Inc., Capsure
                                                                                                          Holdings Corp., Revco
                                                                                                          D.S., Inc., the Chase
                                                                                                          Manhattan Corporation
                                                                                                          National Advisory Board
                                                                                                          and Sealy, Inc. Prior to
                                                                                                          1997, Mr. Dammeyer was a
                                                                                                          Director of Flacon
                                                                                                          Building Products, Inc.
Howard J Kerr (67)         Managing     Managing    Mr. Kerr is a Trustee or Managing            37       Mr. Kerr is a Director of
736 North Western Avenue   General      General     General Partner of other investment                   Canbra Foods, Ltd., a
P.O. Box 317               Partner      Partner     companies advised by the Advisers. Prior              Canadian oilseed
Lake Forest, IL 60045                   since 1998  to 1998, Mr. Kerr was the President and               crushing, refining,
                                                    Chief Executive Officer of Pocklington                processing and packaging
                                                    Corporation, Inc., an Investment holding              operation, the Marrow
                                                    company.                                              Foundation and Lake
                                                                                                          Forest Bank & Trust.

                                                                                              NUMBER OF
                                                                                              FUNDS IN
                                                                                                FUND
                                                                                               COMPLEX
                                         TERM OF                                              OVERSEEN
                                        OFFICE AND                                               BY
NAME, AGE AND ADDRESS      POSITION(S)  LENGTH OF                                             MANAGING    OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING     HELD WITH      TIME     PRINCIPAL OCCUPATION(S)                    GENERAL    HELD BY MANAGING
GENERAL PARTNER               FUND        SERVED    DURING PAST 5 YEARS                        PARTNER    GENERAL PARTNER
Theodore A. Myers (72)     Managing     Managing    Mr. Myers is a financial consultant. Mr.     37       Mr. Myers is a Director
550 Washington Avenue      General      General     Myers is also a Trustee or Managing                   of Met Life Investors
Glencoe, IL 60022          Partner      Partner     General Partner of other investment                   (formerly known as COVA
                                        since 1998  companies advised by the Advisers. Prior              Financial Life
                                                    to 1998, Mr. Myers was a Senior                       Insurance). Prior to
                                                    Financial Advisor (and, prior to 1997,                1997, Mr. Myers was a
                                                    an Executive Vice President, Chief                    Director of McLouth
                                                    Financial Officer and Director) of                    Steel.
                                                    Qualitech Steel Corporation, a producer
                                                    of high quality engineered steels for
                                                    automotive, transportation and capital
                                                    goods industries. Prior to 1997, Mr.
                                                    Myers was a member of the Arthur
                                                    Andersen Chief Financial Officers'
                                                    Committee.
Hugo F. Sonnenschein (62)  Managing     Managing    Mr. Sonnenschein is President Emeritus       37       Mr. Sonnenschein is a
1126 E. 59th Street        General      General     and Honorary Trustee of the University                Director of Winston
Chicago, IL 60637          Partner      Partner     of Chicago and the Hutchinson                         Laboratories, Inc.
                                        since 1998  Distinguished Service Professor in the
                                                    Department of Economics at the
                                                    University of Chicago. Prior to July
                                                    2000, Mr. Sonnenschein was President of
                                                    the University of Chicago. Mr.
                                                    Sonnenschein is a member of the Board of
                                                    Trustees of the University of Rochester
                                                    and a member of its investment
                                                    committee. Mr. Sonnenschein is a member
                                                    of the National Academy of Sciences, the
                                                    American Philosophical Society, and a
                                                    fellow of the American Academy of Arts
                                                    and Sciences. Mr. Sonnenschein is also a
                                                    Trustee or Managing General Partner of
                                                    other investment companies advised by
                                                    the Advisers.

                     INTERESTED MANAGING GENERAL PARTNERS*:

                                                                                                 NUMBER OF
                                                                                                 FUNDS IN
                                                                                                   FUND
                                                                                                  COMPLEX
                                            TERM OF                                              OVERSEEN
                                           OFFICE AND                                               BY
NAME, AGE AND ADDRESS         POSITION(S)  LENGTH OF                                             MANAGING
OF INDEPENDENT MANAGING        HELD WITH      TIME     PRINCIPAL OCCUPATION(S)                    GENERAL
GENERAL PARTNER                  FUND        SERVED    DURING PAST 5 YEARS                        PARTNER
Richard F. Powers, III* (57)  Chairman     Managing    Trustee/Director of funds in the Fund        92
1 Parkview Plaza                           General     Complex. Prior to December 2002,
Oakbrook Terrace, IL 60181                 Partner     Chairman, President, Chief Executive
                                           since 1999  Officer, Director and Managing Director
                                                       of Van Kampen Investments and its
                                                       investment advisory, distribution and
                                                       other subsidiaries. Prior to December
                                                       2002, President and Chief Executive
                                                       Officer of funds in the Fund Complex.
                                                       Prior to May 1998, Mr. Powers was
                                                       Executive Vice President; and Director
                                                       of Marketing of Morgan Stanley Dean
                                                       Witter & Co. and Director of Dean Witter
                                                       Discover & Co. and Dean Witter Realty.
                                                       Prior to 1996, Mr. Powers was Director
                                                       of Dean Witter Reynolds Inc.
Wayne W. Whalen* (63)         Managing     Managing    Mr. Whalen is a Partner in the law firm      92
333 West Wacker Drive         General      General     of Skadden, Arps, Slate, Meagher & Flom
Chicago, IL 60606             Partner      Partner     (Illinois), legal counsel to certain
                                           since 1998  funds advised by the Advisers. Mr.
                                                       Whalen is a Trustee, Director or
                                                       Managing General Partner of other funds
                                                       advised by the Advisers.


NAME, AGE AND ADDRESS         OTHER DIRECTORSHIPS
OF INDEPENDENT MANAGING       HELD BY MANAGING GENERAL
GENERAL PARTNER               PARTNER
Richard F. Powers, III* (57)
1 Parkview Plaza
Oakbrook Terrace, IL 60181
Wayne W. Whalen* (63)
333 West Wacker Drive
Chicago, IL 60606


------------------------------------


* Such partner is an "interested person" (within the meaning of Section 2(a)(19) of the 1940 Act). Mr. Whalen is an interested person to certain of the funds in the Fund Complex by reason of his firm currently acting as legal counsel to certain funds in the Fund Complex. Mr. Powers is an interested person of such funds in the Fund Complex and the Advisers by reason of his former positions with Morgan Stanley or its affiliates.

                                    OFFICERS

                                                          TERM OF
                                  POSITION(S)            OFFICE AND
NAME, AGE AND                      HELD WITH             LENGTH OF
ADDRESS OF OFFICER                    FUND              TIME SERVED
Mitchell Merin (49)            President and         Officer since 2002
1221 Avenue of the Americas    Chief Executive
New York, NY 10020             Officer
Stephen L. Boyd (62)           Executive Vice        Officer since 1998
2800 Post Oak Blvd.            President and
45th Floor                     Chief Investment
Houston, TX 77056              Officer
Joseph J. McAlinden (60)       Executive Vice        Officer since 2002
1221 Avenue of the Americas    President and
New York, NY 10020             Chief Investment
                               Officer
A. Thomas Smith III (46)       Vice President and    Officer since 1999
1221 Avenue of the Americas    Secretary
New York, NY 10020


NAME, AGE AND                PRINCIPAL OCCUPATION(S)
ADDRESS OF OFFICER           DURING PAST 5 YEARS
Mitchell Merin (49)          President and Chief Executive Officer of funds in the Fund
1221 Avenue of the Americas  Complex since November 2002. Trustee/Director of certain
New York, NY 10020           funds in the Fund Complex since 1999. President and Chief
                             Operating Officer of Morgan Stanley Investment Management
                             since December 1998. President and Director since April 1997 and Chief Executive Officer since June 1998 of Morgan
                             Stanley Investment Advisors Inc. and Morgan Stanley Services
                             Company Inc. Chairman, Chief Executive Officer and Director
                             of Morgan Stanley Distributors Inc. since June 1998,
                             Chairman since June 1998, and Director since January 1998 of
                             Morgan Stanley Trust, Director of various Morgan Stanley
                             subsidiaries, President of the Morgan Stanley Funds since
                             May 1999. Previously Chief Strategic Officer of Morgan
                             Stanley Investment Advisors Inc. and Morgan Stanley Services
                             Company Inc. and Executive Vice President of Morgan Stanley
                             Distributors Inc. from April 1997 to June 1998, Vice
                             President of the Morgan Stanley Funds from May 1997 to April
                             1999, and Executive Vice President of Dean Witter, Discover
                             & Co. prior to May 1997.
Stephen L. Boyd (62)         Managing Director and Chief Investment Officer of Van Kampen
2800 Post Oak Blvd.          Investments, and Managing Director and President of the
45th Floor                   Advisers and Van Kampen Advisors Inc. Executive Vice
Houston, TX 77056            President and Chief Investment Officer of funds in the Fund
                             Complex. Prior to December 2000, Executive Vice President
                             and Chief Investment Officer of Van Kampen Investments, and
                             President and Chief Operating Officer of the Advisers. Prior
                             to April 2000, Executive Vice President and Chief Investment
                             Officer for Equity Investments of the Advisers. Prior to
                             October 1998, Vice President and Senior Portfolio Manager
                             with AIM Capital Management, Inc. Prior to February 1998,
                             Senior Vice President and Portfolio Manager of Van Kampen
                             American Capital Asset Management, Inc., Van Kampen American
                             Capital Investment Advisory Corp. and Van Kampen American
                             Capital Management, Inc.
Joseph J. McAlinden (60)     Managing Director and Chief Investment Officer of Morgan
1221 Avenue of the Americas  Stanley Investment Advisors Inc., Morgan Stanley Investment
New York, NY 10020           Management Inc. and Morgan Stanley Investments LP and
                             Director of Morgan Stanley Trust for over 5 years.
A. Thomas Smith III (46)     Managing Director and Director of Van Kampen Investments,
1221 Avenue of the Americas  Director of the Advisers, Van Kampen Advisors Inc., the
New York, NY 10020           Distributor, Investor Services and certain other
                             subsidiaries of Van Kampen Investments. Managing Director
                             and General Counsel-Mutual Funds of Morgan Stanley
                             Investment Advisors, Inc. Vice President or Principal Legal
                             Officer and Secretary of funds in the Fund Complex. Prior to
                             July 2001, Managing Director, General Counsel, Secretary and
                             Director of Van Kampen Investments, the Advisers, the
                             Distributor, Investor Services, and certain other
                             subsidiaries of Van Kampen Investments. Prior to December
                             2000, Executive Vice President, General Counsel, Secretary
                             and Director of Van Kampen Investments, the Advisers, Van
                             Kampen Advisors Inc., the Distributor, Investor Services and
                             certain other subsidiaries of Van Kampen Investments. Prior to January 1999, Vice President and Associate General
                             Counsel to New York Life Insurance Company ("New York
                             Life"), and prior to March 1997, Associate General Counsel of New York Life. Prior to December 1993, Assistant General
                             Counsel of The Dreyfus Corporation. Prior to August 1991,
                             Senior Associate, Willkie Farr & Gallagher. Prior to January
                             1989, Staff Attorney at the Securities and Exchange
                             Commission, Division of Investment Management, Office of
                             Chief Counsel.

                                                          TERM OF
                                  POSITION(S)            OFFICE AND
NAME, AGE AND                      HELD WITH             LENGTH OF
ADDRESS OF OFFICER                    FUND              TIME SERVED
John R. Reynoldson (49)        Vice President        Officer since 2000
1 Parkview Plaza
Oakbrook Terrace, IL 60181
John L. Sullivan (47)          Vice President,       Officer since 1996
1 Parkview Plaza               Chief Financial
Oakbrook Terrace, IL 60181     Officer and
                               Treasurer


NAME, AGE AND                PRINCIPAL OCCUPATION(S)
ADDRESS OF OFFICER           DURING PAST 5 YEARS
John R. Reynoldson (49)      Executive Director of the Advisers and Van Kampen Advisors
1 Parkview Plaza             Inc. Vice President of funds in the Fund Complex. Prior to
Oakbrook Terrace, IL 60181   July 2001, Principal and Co-head of the Fixed Income
                             Department of the Advisers and Van Kampen Advisors Inc.
                             Prior to December 2000, Senior Vice President of the
                             Advisers and Van Kampen Advisors Inc. Prior to May 2000, he
                             managed the investment grade taxable group for the Advisers since July 1999. From July 1988 to June 1999, Mr. Reynoldson managed the government securities bond group for Asset
                             Management. Mr. Reynoldson has been with Asset Management
                             since April 1987.
John L. Sullivan (47)        Executive Director of Van Kampen Investments, the Advisers
1 Parkview Plaza             and Van Kampen Advisors Inc. Vice President, Chief Financial
Oakbrook Terrace, IL 60181   Officer and Treasurer of funds in the Fund Complex.



     As of the date of this Statement of Additional Information, each managing general partner serves as a trustee or managing general partner of the same 37 operating investment companies in the Fund Complex (the "Closed-End Fund Complex"). The compensation of officers and Managing General Partners/Trustees who are affiliated persons (as defined in the 1940 Act) of the Adviser is paid by the Adviser. Funds in the Closed-End Fund Complex, including the Registrant, pay compensation to Managing General Partners/Trustees who are not affiliated with the Adviser or Van Kampen Investments ("Non-Affiliated Trustees"). The funds in the Closed-End Fund Complex pay (i) an annual Closed-End Fund Complex retainer (generally equal to the product of $2,500 times the number of funds in the Closed-End Fund Complex), which is then allocated among the funds in the Closed-End Fund Complex based on each fund's relative net assets, and (ii) a meeting fee of $250 per fund per meeting as well as reimbursement of expenses incurred in connection with such meetings. Each of the funds in the Closed-End Fund Complex other than the Registrant has adopted a deferred compensation plan for Non-Affiliated Trustees that allows such trustees to defer receipt of compensation and earn a return on such deferred amounts based upon the return of common shares of funds in the Closed-End Fund Complex as selected by such trustee. Each of the funds in the Closed-End Fund Complex other than the Registrant has adopted a retirement plan for Non-Affiliated Trustees which provides retirement benefits to Non-Affiliated Trustees that have at least ten years of service for a fund (including years of service prior to adoption of the retirement plan) and retire at or after attaining the age of 60 equal to $2,500 per fund for each of the ten years following such trustee's retirement. The following table shows aggregate compensation paid to each of the Registrant's Managing General Partners by the Registrant as of the Registrant's last fiscal year ended December 31, 2002 and from the Closed-End Fund Complex for the calendar year ended December 31, 2002.

                               COMPENSATION TABLE


                                                                        CLOSED-END FUND COMPLEX
                                                     -------------------------------------------------------------
                                                                                                        TOTAL
                                                                                                    COMPENSATION
                                       AGGREGATE      ESTIMATED AGGREGATE         ESTIMATED        BEFORE DEFERRAL
                                     COMPENSATION    PENSION OR RETIREMENT        AGGREGATE           FROM THE
                                       FROM THE         BENEFITS ACCRUED       ANNUAL BENEFITS       CLOSED-END
               NAME                  REGISTRANT(1)   AS PART OF EXPENSES(2)   UPON RETIREMENT(3)   FUND COMPLEX(4)
               ----                  -------------   ----------------------   ------------------   ---------------
David C. Arch......................     $1,770              $14,694                $90,000            $138,750
Rod Dammeyer.......................      1,770               26,231                 90,000             138,750
Howard J Kerr......................      1,770               50,408                 90,000             138,750
Theodore A. Myers..................      1,770               99,450                 86,000             138,750
Hugo F. Sonnenschein...............      1,770               26,282                 90,000             138,750
Wayne W. Whalen....................      1,770               29,657                 90,000             138,750(4)


---------------

(1) The amounts shown in this column represent the aggregate compensation from the Registrant for each Managing General Partner for the Registrant's fiscal year ending December 31, 2002.



(2) Funds in the Closed-End Fund Complex other than the Registrant have adopted retirement plans for trustees who are not affiliated persons of the Adviser or Van Kampen Investments. The amounts shown in this column represent the sum of the estimated pension or retirement benefit accruals expected to be accrued by such funds for their respective fiscal years ended 2002.


(3) Funds in the Closed-End Fund Complex other than the Registrant have adopted retirement plans for trustees who are not affiliated persons of the Adviser or Van Kampen Investments. The amounts shown in this column represent the sum of the estimated annual benefits payable per year by such funds for each year of the 10-year period commencing in the year of such trustee's anticipated retirement.


(4) The "Closed-End Fund Complex" currently consists of 37 investment companies (including the Registrant) advised by the Adviser or its affiliates that have the same members on each investment company's Board of Trustees/Managing General Partners. The amounts shown in this column are accumulated from the aggregate compensation of the 37 investment companies in the Closed-End Fund Complex for the calendar year ended December 31, 2002 before deferral by the trustees under the deferred compensation plan. The Adviser also serves as investment adviser for other investment companies; however, with the exception of Mr. Whalen, the Non-Affiliated Trustees are not trustees of other investment companies. Combining the Closed-End Fund Complex with other investment companies advised by the Adviser or its affiliates, Mr. Whalen earned Total Compensation of $245,750 for the year ended December 31, 2002.



     During the Registrant's last fiscal year, the Board of Managing General Partners had one standing committee, an audit committee. The committee is comprised of Managing General Partners who are not "interested persons" of the Registrant (as defined by the 1940 Act). The Board's audit committee consists of Messrs. Arch, Dammeyer, Kerr, Myers and Sonnenschein. The audit committee makes recommendations to the Board of Managing General Partners concerning the selection of the Registrant's independent public auditors, reviews with such auditors the scope and results of the Registrant's annual audit and considers any comments which the auditors may have regarding the Registrant's financial statements, books of account or internal controls. During the Registrant's last fiscal year, the audit committee of the Registrant held 3 meetings.



     As of December 31, 2002, the most recently completed calendar year prior to the date of this Statement of Additional Information, each managing general partner of the Registrant beneficially owned equity securities of the Registrant and of all of the funds in the Closed End Fund Complex overseen by the managing general partners/trustees in the dollar range amounts specified below.

INDEPENDENT MANAGING GENERAL PARTNERS

                                                         AGGREGATE DOLLAR RANGE OF EQUITY
                                                      SECURITIES IN ALL REGISTERED INVESTMENT
                                  DOLLAR RANGE OF       COMPANIES OVERSEEN BY THE MANAGING
                                 EQUITY SECURITIES        GENERAL PARTNER/TRUSTEE IN THE
                                    IN THE FUND               CLOSED END FUND COMPLEX
                                 -----------------    ---------------------------------------
David C. Arch                      $1 - $10,000            $50,001 - $100,000
Rod Dammeyer                       $1 - $10,000              Over $100,000
Howard J Kerr                      $1 - $10,000               $1 - $10,000
Theodore A. Myers                  $1 - $10,000              Over $100,000
Hugo F. Sonnenschein               $1 - $10,000              Over $100,000

INTERESTED MANAGING GENERAL PARTNERS


                                                          AGGREGATE DOLLAR RANGE OF EQUITY
                                                       SECURITIES IN ALL REGISTERED INVESTMENT
                                DOLLAR RANGE OF          COMPANIES OVERSEEN BY THE MANAGING
                               EQUITY SECURITIES           GENERAL PARTNER/TRUSTEE IN THE
                                  IN THE FUND                  CLOSED END FUND COMPLEX
                               -----------------       ---------------------------------------
Richard F. Powers                $1 - $10,000                 Over $100,000
Wayne W. Whalen                  $1 - $10,000                 Over $100,000


     The Fund, the Adviser and the Distributor have adopted a Code of Ethics (the "Code of Ethics") that sets forth general and specific standards relating to the securities trading activities of their employees. The Code of Ethics does not prohibit employees from acquiring securities that may be purchased or held by the Fund, but is intended to ensure that all employees conduct their personal transactions in a manner that does not interfere with the portfolio transactions of the Fund or other Van Kampen funds, or that such employees take unfair advantage of their relationship with the Fund. Among other things, the Code of Ethics prohibits certain types of transactions absent prior approval, imposes various trading restrictions (such as time periods during which personal transactions may or may not be made) and requires quarterly reporting of securities transactions and other matters. All reportable securities transactions and other required reports are to be reviewed by appropriate personnel for compliance with the Code of Ethics. Additional restrictions apply to portfolio managers, traders, research analysts and others who may have access to nonpublic information about the trading activities of the Fund or other Van Kampen funds or who otherwise are involved in the investment advisory process. Exceptions to these and other provisions of the Code of Ethics may be granted in particular circumstances after review by appropriate personnel.

     For a discussion of the Board's approval of the Registrant's advisory agreement see Item 15.

ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


     As of April 1, 2003, no person was known by the Registrant to own beneficially or to hold of record 5% or more of the outstanding shares of the Registrant, except as follows:



                                                                                PERCENTAGE
                                  NAME AND ADDRESS OF HOLDER                    OWNERSHIP
                                  --------------------------                    ----------
                 Comerica Bank Detroit & Edward Mardigian, TR                    21%
                 DTD 8/2/77 with Helen Mardigian
                 P.O. Box 75000
                 Detroit, MI 48275-0001
                 Richard F. McCarthy Limited                                      7%
                 Partnership #2
                 730 2nd Ave Ste 1450
                 Minneapolis, MN 55402-2475
                 Gordon E. Moore & Betty I. Moore                                 5%
                 TR FBO Gordon E. Moore & Betty I. Moore Trust
                 UADTD 10-9-73
                 100 Canada Rd.
                 Woodside, CA 94062-4104
                 Milards & Co.                                                    5%
                 c/o SEI Trust Company
                 Attn: Mutual Fund Admin
                 One Freedom Valley Dr.
                 Oaks, PA 19456



     At April 1, 2003, all Managing General Partners and officers as a group owned less than 1% of the Registrant's outstanding voting securities.


ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.


     The Adviser and Van Kampen Investor Services Inc., the Registrant's shareholder service agent, are wholly owned subsidiaries of Van Kampen Investments, which is an indirect wholly owned subsidiary of Morgan Stanley. The Adviser's principal office is located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555. Investor Services' principal office is located at Harborside Financial Center, Plaza 2, Jersey City, NJ 07303-0947.



     The Registrant and the Adviser are parties to an investment advisory agreement (the "Agreement"). Under the Agreement, the Registrant pays to the Adviser as compensation for the services rendered, facilities furnished, and expenses paid by it a fee payable monthly computed on average daily net assets of the Registrant at an annual rate of 0.50%. The Adviser received approximately $347,200, $434,600 and $533,700, in advisory fees from the Registrant during the fiscal years ended December 31, 2002, 2001 and 2000, respectively.



     The average net asset value is determined by taking the average of all of the determinations of net asset value for each business day during a given calendar month. Such fee is payable for each calendar month as soon as practicable after the end of that month. The fee payable to the Adviser is reduced by any commissions, tender solicitation and other fees, brokerage or similar payments received by the Adviser or any other direct or indirect majority owned subsidiary of Van Kampen Investments, in connection with the purchase and sale of portfolio investments of the Registrant, less any direct expenses incurred by such subsidiary of Van Kampen Investments in connection with obtaining such payments. The Adviser agrees to use its best efforts to recapture tender solicitation fees and exchange offer fees for the Registrant's benefit, and to advise the Managing General Partners of the Registrant of any other commissions, fees, brokerage or similar payments which may be possible under applicable laws for the Adviser or any other direct or indirect majority owned subsidiary of Van Kampen Investments to receive in connection with the Registrant's portfolio transactions or other arrangements which may benefit the Registrant.

     The Agreement also provides that, in the event the ordinary business expenses of the Registrant for any fiscal year exceed 1 1/2% of the first $30 million of the Registrant's average net assets, plus one percent of any excess over $30 million, the compensation due the Adviser will be reduced by the amount of such excess and that, if a reduction in and refund of the advisory fee is insufficient, the Adviser will pay the Registrant monthly an amount sufficient to make up the deficiency, subject to readjustment during the year. Ordinary business expenses do not include (1) interest and taxes, (2) brokerage commissions and (3) certain litigation and indemnification expenses as described in the Agreement.


     The Agreement may be continued from year to year if specifically approved at least annually (a)(i) by the Registrant's Managing General Partners or (ii) by vote of a majority of the Registrant's outstanding voting securities and (b) by the affirmative vote of a majority of the Managing General Partners who are not parties to the agreement or interested persons of any such party by votes cast in person at a meeting called for such purpose. The Agreement provides that it shall terminate automatically if assigned and that it may be terminated without penalty by either party on 30 days written notice.


     Under the Agreement, the Registrant retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. The Adviser is responsible for obtaining and evaluating economic, statistical, and financial data and for formulating and implementing investment programs in furtherance of the Registrant's investment objectives. The Adviser also furnishes at no cost to the Registrant (except as noted herein) the services of sufficient executive and clerical personnel for the Registrant as are necessary to prepare registration statements, partner reports, and notices and proxy solicitation materials. In addition, the Adviser furnishes at no cost to the Registrant the services of a Chief Executive Officer and other executive and clerical personnel, as needed.



     Under the Agreement, the Registrant bears the cost of its accounting services, which includes maintaining its financial books and records and calculating its daily net asset value. The costs of such accounting services include the salaries and overhead expenses of the Registrant's Principal Financial and Accounting Officer and the personnel operating under his direction. For the fiscal years ended December 31, 2002, 2001 and 2000, the Registrant paid approximately $11,300, $11,900 and $11,600, respectively, for such services. A portion of these amounts were paid to the Adviser in reimbursement of personnel, facilities and equipment costs attributable to the provision of accounting services to the Registrant. The services provided by the Adviser are at cost which is allocated among the investment companies advised or sub-advised by the Adviser. The Registrant also pays transfer agency fees, custodian fees, legal and auditing fees, the costs of reports to partners and all other ordinary expenses not specifically assumed by the Adviser.



     In approving the Agreement, the Board of Managing General Partners, including the non-interested Managing General Partners, considered the nature, quality and scope of the services provided by the Adviser, the performance, fees and expenses of the Registrant compared to other similar investment companies, the Adviser's expenses in providing the services and the profitability of the Adviser and its affiliated companies. The Board of Managing General Partners reviewed the Registrant's portfolio of investments and the limited trading of the Registrant's portfolio. The Board of Managing General Partners also reviewed the benefit to the Adviser of receiving third party research paid for by the Registrant assets and the propriety of such an arrangement and evaluated other benefits the Adviser derives from its relationship with the Registrant. The Board of Managing General Partners considered the extent to which any economies of scale experienced by the Adviser are shared with the Registrant's shareholders. The Board of Managing General Partners considered comparative advisory fees of the Registrant and other investment companies at different asset levels, and considered the trends in the industry versus historical and projected redemptions of the Registrant. The Board of Managing General Partners reviewed reports from third parties about the foregoing factors and considered changes, if any, in such items since its previous approval. The Board of Managing General Partners discussed the financial strength of the Adviser and its affiliated companies and the capability of the personnel of the Adviser. The Board of Managing General Partners reviewed the statutory and regulatory requirements for approval of advisory agreements. The Board of Managing General Partners, including the non-interested Managing General Partners, evaluated all of the foregoing and determined, in the exercise of its business judgment, that approval of the Agreement was in the best interests of the Registrant and its shareholders.

     The custodian of all the assets of the Registrant is State Street Bank and Trust Company located at 225 Franklin Street, Boston, Massachusetts 02110.



     Independent auditors for the Registrant perform an annual audit of the Registrant's financial statements. Deloitte & Touche LLP, located at Two Prudential Plaza, 180 North Stetson Avenue, Chicago Illinois, 60601 serves as independent auditors for the Fund.



     Investor Services, PO Box 947, Jersey City, NJ 07303-0947, a wholly owned subsidiary of Van Kampen Investments, serves as the shareholder service agent for the Registrant. The transfer agency fees are determined through negotiations with the Registrant's Board of Managing General Partners and are based on competitive market benchmarks.


     Skadden, Arps, Slate, Meagher & Flom (Illinois) serves as legal counsel to the Registrant.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.


     The Adviser is responsible for decisions to buy and sell securities for the Registrant, the selection of brokers and dealers to affect transactions and the negotiation of prices and any commissions on such transactions. While the Adviser will be primarily responsible for the placement of the Registrant's portfolio business, the policies and practices in this regard are subject to review by the Managing General Partners of the Registrant. The Adviser is responsible for placing portfolio transactions and does so in a manner deemed fair and reasonable to the Registrant and not according to any formula. The primary consideration in all portfolio transactions is prompt execution of orders in an effective manner at the most favorable price. In selecting broker-dealers and in negotiating prices and any brokerage commissions on such transactions, the Adviser considers the firm's reliability, integrity and financial condition and the firm's execution capability, the size and breadth of the market for the security, the size of and difficulty in executing the order, and the best net price. There are many instances when, in the judgment of the Adviser, more than one firm can offer comparable execution services. In selecting among such firms, consideration may be given to those firms which supply research and other services in addition to execution services. The Adviser is authorized to pay higher commissions to brokerage firms that provide it with investment and research information than to firms which do not provide such services if the Adviser determines that such commissions are reasonable in relation to the overall services provided. No specific value can be assigned to such research services which are furnished without cost to the Adviser. Since statistical and other research information is only supplementary to the research efforts of the Adviser to the Registrant and still must be analyzed and reviewed by its staff, the receipt of research information is not expected to reduce its expenses materially. The investment advisory fee is not reduced as a result of the Adviser's receipt of such research services. Services provided may include
(a) furnishing advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities; (b) furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy, and the performance of accounts; and (c) effecting securities transactions and performing functions incidental thereto (such as clearance, settlement and custody). Research services furnished by firms through which the Registrant effects its securities transactions may be used by the Adviser in servicing all of its advisory accounts; not all of such services may be used by the Adviser in connection with the Fund.



     The Adviser also may place portfolio transactions, to the extent permitted by law, with brokerage firms affiliated with the Registrant or the Adviser if it reasonably believes that the quality of execution and the commission are comparable to that available from other qualified firms. Similarly, to the extent permitted by law and subject to the same considerations on quality of execution and comparable commission rates, the Adviser may direct an executing broker to pay a portion or all of any commissions, concessions or discounts to a firm supplying research or other services.



     The Adviser may place portfolio transactions at or about the same time for other advisory accounts, including other investment companies. The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities for the Registrant and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Registrant. In making such allocations among the Registrant and other advisory accounts, the main factors considered by the Adviser are the respective sizes of the Registrant and other advisory accounts, the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and opinions of the persons responsible for recommending the investment. The Registrant paid no brokerage commissions during the fiscal years ended December 31, 2002, 2001 and 2000, respectively.



ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.


     See Items 4 and 7.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SHARES.

     No shares are being offered to the public. The redemption price per share is equivalent to the net asset value per share as more fully described in Item 7.

ITEM 19.  TAXATION OF THE FUND.

     See Item 7.

ITEM 20.  UNDERWRITERS.

     Not Applicable.

ITEM 21.  CALCULATION OF PERFORMANCE DATA.

     Not Applicable.

ITEM 22.  FINANCIAL STATEMENTS.

REPORT OF INDEPENDENT AUDITORS

To the Partners of
Van Kampen Exchange Fund

We have audited the accompanying statement of assets and liabilities of Van Kampen Exchange Fund, a California Limited Partnership (the "Fund"), including the portfolio of investments, as of December 31, 2002, the related statement of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended, and the financial highlights for each of the three years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The Fund's financial highlights for the periods ended prior to December 31, 2000, were audited by other auditors whose report, dated February 10, 2000, expressed an unqualified opinion on those financial highlights.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. Our procedures included confirmation of securities owned as of December 31, 2002, by correspondence with the Fund's custodian. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of Van Kampen Exchange Fund as of December 31, 2002, the results of its operations, the changes in its net assets and the financial highlights for the respective stated periods, in conformity with accounting principles generally accepted in the United States of America.

DELOITTE & TOUCHE LLP
Chicago, Illinois
February 7, 2003

                BY THE NUMBERS

YOUR FUND'S INVESTMENTS

December 31, 2002
THE FOLLOWING PAGES DETAIL YOUR FUND'S PORTFOLIO OF INVESTMENTS AT THE END OF THE REPORTING PERIOD.

                                                                          MARKET
DESCRIPTION                                                   SHARES       VALUE
COMMON STOCKS  98.9%
AEROSPACE & DEFENSE  0.5%
Honeywell International, Inc. ..............................   12,528   $   300,672
                                                                        -----------

ALUMINUM  0.6%
Alcan, Inc. (Canada)........................................   10,774       318,048
                                                                        -----------

AUTO PARTS & EQUIPMENT  0.3%
Dana Corp. .................................................   13,677       160,842
                                                                        -----------

COMPUTER HARDWARE  2.1%
International Business Machines Corp. ......................   15,016     1,163,740
                                                                        -----------

CONSTRUCTION & ENGINEERING  0.6%
Fluor Corp. ................................................   12,831       359,268
                                                                        -----------

CONSUMER FINANCE  1.0%
Household International, Inc. ..............................   21,372       594,355
                                                                        -----------

DIVERSIFIED METALS & MINING  0.2%
Massey Energy Corp. ........................................   12,831       124,717
                                                                        -----------

FOREST PRODUCTS  0.4%
Louisiana-Pacific Corp. (a).................................   25,970       209,318
                                                                        -----------

HEALTH CARE DISTRIBUTORS & SERVICES  0.2%
Cardinal Health, Inc. ......................................    1,867       110,508
                                                                        -----------

HEALTH CARE EQUIPMENT  0.5%
Baxter International, Inc. .................................   10,000       280,000
                                                                        -----------

HEALTH CARE SUPPLIES  0.0%
Edwards Lifesciences Corp. (a)..............................    1,000        25,470
                                                                        -----------

INDUSTRIAL GASES  6.7%
Air Products & Chemicals, Inc. .............................   89,021     3,805,648
                                                                        -----------

                                               See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

December 31, 2002

                                                                          MARKET
DESCRIPTION                                                   SHARES       VALUE
INDUSTRIAL MACHINERY  0.9%
SPX Corp. (a)...............................................   13,648   $   511,118
                                                                        -----------

INTEGRATED OIL & GAS  9.9%
Amerada Hess Corp. .........................................   21,200     1,167,060
BP PLC--ADR (United Kingdom)................................   33,876     1,377,059
Exxon Mobil Corp. ..........................................   86,639     3,027,167
                                                                        -----------
                                                                          5,571,286
                                                                        -----------
MULTI-LINE INSURANCE  4.3%
American International Group, Inc. .........................   41,688     2,411,651
                                                                        -----------

OFFICE ELECTRONICS  1.1%
IKON Office Solutions, Inc. ................................   86,993       622,000
                                                                        -----------

OIL & GAS DRILLING  0.1%
Transocean, Inc. (a)........................................    3,113        72,222
                                                                        -----------

OIL & GAS EQUIPMENT & SERVICES  3.7%
Baker Hughes, Inc. .........................................   25,634       825,158
Halliburton Co. ............................................   30,320       567,287
Schlumberger Ltd. ..........................................   16,080       676,807
                                                                        -----------
                                                                          2,069,252
                                                                        -----------
OIL & GAS EXPLORATION & PRODUCTION  2.1%
Apache Corp. ...............................................   12,546       714,997
Kerr-McGee Corp. ...........................................   10,900       482,870
                                                                        -----------
                                                                          1,197,867
                                                                        -----------
PACKAGED FOODS  4.0%
McCormick & Co., Inc. ......................................   96,518     2,239,218
                                                                        -----------

PAPER PRODUCTS  1.1%
Georgia-Pacific Group.......................................   37,376       603,996
                                                                        -----------

PHARMACEUTICALS  40.0%
Johnson & Johnson...........................................   92,467     4,966,403
Merck & Co., Inc. ..........................................   50,376     2,851,785
Pfizer, Inc. ...............................................  302,075     9,234,433
Schering-Plough Corp. ......................................  156,022     3,463,688
Wyeth.......................................................   56,000     2,094,400
                                                                        -----------
                                                                         22,610,709
                                                                        -----------
REAL ESTATE INVESTMENT TRUSTS  1.1%
Plum Creek Timber Co., Inc. ................................   25,602       604,207
                                                                        -----------

See Notes to Financial Statements

YOUR FUND'S INVESTMENTS

December 31, 2002

                                                                          MARKET
DESCRIPTION                                                   SHARES       VALUE
RESTAURANTS  0.1%
Luby's Cafeterias, Inc. (a).................................   13,367   $    38,898
                                                                        -----------

SEMICONDUCTORS  12.3%
Intel Corp. ................................................  444,781     6,925,240
                                                                        -----------

SPECIALTY CHEMICALS  5.1%
International Flavors & Fragrances, Inc. ...................   49,712     1,744,891
Lubrizol Corp. .............................................   37,620     1,147,410
                                                                        -----------
                                                                          2,892,301
                                                                        -----------
TOTAL LONG-TERM INVESTMENTS  98.9%
  (Cost $6,988,333)..................................................    55,822,551

REPURCHASE AGREEMENT  1.2%
State Street Bank & Trust Co. ($679,000 par collateralized by U.S.
  Government obligations in a pooled cash account, dated 12/31/02, to
  be sold on 01/02/03 at $679,040) (Cost $679,000)...................       679,000
                                                                        -----------

TOTAL INVESTMENTS  100.1%
  (Cost $7,667,333)..................................................    56,501,551
LIABILITIES IN EXCESS OF OTHER ASSETS  (0.1%)........................       (43,716)
                                                                        -----------

NET ASSETS  100.0%...................................................   $56,457,835
                                                                        ===========

(a) Non-income producing security as this stock currently does not declare dividends.

ADR--American Depositary Receipt

                                               See Notes to Financial Statements

FINANCIAL STATEMENTS
Statement of Assets and Liabilities
December 31, 2002

ASSETS:
Total Investments (Cost $7,667,333).........................  $56,501,551
Receivables:
  Dividends.................................................       82,959
  Interest..................................................           20
Other.......................................................       31,856
                                                              -----------
    Total Assets............................................   56,616,386
                                                              -----------
LIABILITIES:
Payables:
  Investment Advisory Fee...................................       24,717
  Affiliates................................................        3,610
  Custodian Bank............................................          256
Managing General Partners' Retirement Plan..................       93,131
Accrued Expenses............................................       36,837
                                                              -----------
    Total Liabilities.......................................      158,551
                                                              -----------
NET ASSETS..................................................  $56,457,835
                                                              ===========
NET ASSETS ARE COMPRISED OF:
212,063 units of limited partnership interest...............  $55,522,094
3,435 units of non-managing general partnership interest....      899,348
139 units of managing general partnership interest..........       36,393
                                                              -----------
NET ASSETS..................................................  $56,457,835
                                                              ===========
NET ASSET VALUE PER UNIT ($56,457,835 divided by 215,637
  units of partnership interest outstanding)................  $    261.82
                                                              ===========

See Notes to Financial Statements

Statement of Operations
For the Year Ended December 31, 2002

INVESTMENT INCOME:
Dividends (Net of foreign withholding taxes of $6,277)......  $  1,068,704
Interest....................................................        10,653
                                                              ------------
    Total Income............................................     1,079,357
                                                              ------------
EXPENSES:
Investment Advisory Fee.....................................       347,214
Managing General Partners' Fees and Related Expenses........        33,404
Custody.....................................................        11,239
Legal.......................................................        10,212
Other.......................................................        89,814
                                                              ------------
    Total Expenses..........................................       491,883
    Less Credits Earned on Cash Balances....................           241
                                                              ------------
    Net Expenses............................................       491,642
                                                              ------------
NET INVESTMENT INCOME.......................................  $    587,715
                                                              ============
REALIZED AND UNREALIZED GAIN/LOSS:
Net Realized Gain...........................................  $  7,450,777
                                                              ------------
Unrealized Appreciation/Depreciation:
  Beginning of the Period...................................    76,814,576
  End of the Period.........................................    48,834,218
                                                              ------------
Net Unrealized Depreciation During the Period...............   (27,980,358)
                                                              ------------
NET REALIZED AND UNREALIZED LOSS............................  $(20,529,581)
                                                              ============
NET DECREASE IN NET ASSETS FROM OPERATIONS..................  $(19,941,866)
                                                              ============

                                               See Notes to Financial Statements

Statements of Changes in Net Assets

                                                     YEAR ENDED           YEAR ENDED
                                                  DECEMBER 31, 2002    DECEMBER 31, 2001
                                                  --------------------------------------
FROM INVESTMENT ACTIVITIES:
Operations:
Net Investment Income............................   $    587,715         $    593,407
Net Realized Gain on Investments as a result of
  partner-in-kind redemptions....................      7,450,777            2,264,172
Net Unrealized Depreciation During the Period....    (27,980,358)          (8,665,443)
                                                    ------------         ------------
Change in Net Assets from Operations.............    (19,941,866)          (5,807,864)

Distributions from Net Investment Income.........       (289,544)            (316,831)
                                                    ------------         ------------

NET CHANGE IN NET ASSETS FROM INVESTMENT
  ACTIVITIES.....................................    (20,231,410)          (6,124,695)
                                                    ------------         ------------

FROM PARTNERSHIP UNIT TRANSACTIONS:
Proceeds From Units Issued Through Dividend
  Reinvestment...................................         50,714               50,245
Cost of Units Repurchased........................     (8,037,767)          (4,057,376)
                                                    ------------         ------------
NET CHANGE IN NET ASSETS FROM PARTNERSHIP UNIT
  TRANSACTIONS...................................     (7,987,053)          (4,007,131)
                                                    ------------         ------------
TOTAL DECREASE IN NET ASSETS.....................    (28,218,463)         (10,131,826)
NET ASSETS:
Beginning of the Period..........................     84,676,298           94,808,124
                                                    ------------         ------------
End of the Period................................   $ 56,457,835         $ 84,676,298
                                                    ============         ============
CHANGE IN PARTNERSHIP UNITS OUTSTANDING:
Units Issued Through Dividend Reinvestment.......            163                  139
Units Repurchased................................        (24,560)             (11,914)
                                                    ------------         ------------
Decrease in Partnership Units Outstanding........        (24,397)             (11,775)
                                                    ============         ============

See Notes to Financial Statements

Financial Highlights
THE FOLLOWING SCHEDULE PRESENTS FINANCIAL HIGHLIGHTS FOR ONE UNIT OF THE FUND OUTSTANDING THROUGHOUT THE PERIODS INDICATED.

                                                 YEAR ENDED DECEMBER 31, (A)
                                     ---------------------------------------------------
                                      2002       2001       2000       1999       1998
                                     ---------------------------------------------------
NET ASSET VALUE, BEGINNING OF THE
  PERIOD............................ $352.77    $376.51    $348.41    $313.59    $243.54
                                     -------    -------    -------    -------    -------
  Net Investment Income.............    2.60       2.40       1.85       1.77       2.01
  Net Realized and Unrealized
    Gain/Loss.......................  (92.27)    (24.86)     28.06      34.82      69.32
                                     -------    -------    -------    -------    -------
Total from Investment Operations....  (89.67)    (22.46)     29.91      36.59      71.33
                                     -------    -------    -------    -------    -------
Less:
  Distributions from Net Investment
    Income..........................    1.28       1.28       1.28       1.28       1.28
  Distributions from Net Realized
    Gain............................     -0-        -0-        .53        .49        -0-
                                     -------    -------    -------    -------    -------
Total Distributions.................    1.28       1.28       1.81       1.77       1.28
                                     -------    -------    -------    -------    -------
NET ASSET VALUE, END OF THE PERIOD.. $261.82    $352.77    $376.51    $348.41    $313.59
                                     =======    =======    =======    =======    =======

Total Return (b).................... -25.47%     -5.97%      8.56%     11.48%     29.36%
Net Assets at End of the Period (In
  millions)......................... $  56.5    $  84.7    $  94.8    $  94.2    $  87.9
Ratio of Expenses to Average Net
  Assets............................    .71%       .64%       .65%       .75%       .74%
Ratio of Net Investment Income to
  Average Net Assets................    .85%       .68%       .45%       .53%       .73%
Portfolio Turnover..................      0%         0%         0%         0%         0%

(a) Based on average units outstanding.

(b) Total return based on net asset value (NAV) assumes an investment at the beginning of the period indicated, reinvestment of all distributions for the period, and sale of all units at the end of the period, all at NAV. These returns do not reflect the deduction of taxes that a partner would pay on Fund distributions or the redemption of Fund units.

                                               See Notes to Financial Statements

NOTES TO
FINANCIAL STATEMENTS

December 31, 2002

1. SIGNIFICANT ACCOUNTING POLICIES

Van Kampen Exchange Fund (the "Fund"), a California limited partnership, is a partnership registered under the Investment Company Act of 1940, as amended, as a diversified, open-end investment management company. The Fund seeks long-term growth of capital. The production of current income is a secondary objective. The Fund commenced investment operations on December 16, 1976.

    The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. SECURITY VALUATION Investments in securities listed on a securities exchange are valued at their sale price as of the close of such securities exchange. Listed securities and unlisted securities for which the last sales price is not available are valued at the mean between the last reported bid and ask price. For those securities where quotations or prices are not available, valuations are determined in accordance with procedures established in good faith by the Managing General Partners. Short-term securities with remaining maturities of 60 days or less are valued at amortized cost, which approximates market value.

B. SECURITY TRANSACTIONS Security transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis.

    The Fund may invest in repurchase agreements which are short-term investments whereby the Fund acquires ownership of a debt security and the seller agrees to repurchase the security at a future time and specified price. The Fund may invest independently in repurchase agreements, or transfer uninvested cash balances into a pooled cash account along with other investment companies advised by Van Kampen Asset Management Inc. (the "Adviser") or its affiliates, the daily aggregate of which is invested in repurchase agreements. Repurchase agreements are fully collateralized by the underlying debt security. The Fund will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of the custodian bank. The seller is required to maintain the value of the underlying security at not less than the repurchase proceeds due the Fund.

C. INVESTMENT INCOME Dividend income is recorded on the ex-dividend date and interest income is recorded on an accrual basis.

NOTES TO
FINANCIAL STATEMENTS

December 31, 2002

D. FEDERAL INCOME TAXES The Fund has met the qualifications to be classified as a partnership for federal income tax purposes and intends to maintain this qualification in the future. A partnership is not subject to federal income tax.

    At December 31, 2002, the cost and related gross unrealized appreciation and depreciation are as follows:

Cost of investments for tax purposes........................    $ 3,625,100
                                                                ===========
Gross tax unrealized appreciation...........................    $52,944,839
Gross tax unrealized depreciation...........................        (68,388)
                                                                -----------
Net tax unrealized appreciation on investments..............    $52,876,451
                                                                ===========

E. DISTRIBUTION OF INCOME AND GAINS Quarterly distributions to partners are recorded on the record date. Net investment income is allocated daily to each partner, relative to the total number of units held. Capital gains or losses will be allocated equally among units outstanding on the day recognized.

F. EXPENSE REDUCTIONS During the year ended December 31, 2002, the Fund's custody fee was reduced by $241 as a result of credits earned on cash balances.

2. INVESTMENT ADVISORY AGREEMENT AND
OTHER TRANSACTIONS WITH AFFILIATES

Under the terms of the Fund's Investment Advisory Agreement, the Adviser will provide facilities and investment advice to the Fund for an annual fee payable monthly of .50% based on the average daily net assets of the Fund.

    For the year ended December 31, 2002, the Fund recognized expenses of approximately $10,200 representing legal services provided by Skadden, Arps, Slate, Meagher & Flom (Illinois), counsel to the Fund, of which a trustee of the Fund is an affiliated person.

    Under an Accounting Services agreement, the Adviser provides accounting services to the Fund. The Adviser allocates the cost of such services to each fund. For the year ended December 31, 2002, the Fund recognized expenses of approximately $11,300 representing Van Kampen Investments Inc.'s or its affiliates' (collectively "Van Kampen") cost of providing accounting services to the Fund, which is reported as part of "Other" expense in the Statement of Operations.

    Van Kampen Investor Services Inc. (VKIS), an affiliate of the Adviser, serves as the shareholder servicing agent for the Fund. For the year ended December 31, 2002, the Fund recognized expenses of approximately $15,000 representing transfer agent fees paid to VKIS. Transfer agency fees are determined through negotiations with the Fund's Managing General Partners.

NOTES TO
FINANCIAL STATEMENTS

December 31, 2002

    Managing general partners of the Fund who are not affiliated with the Adviser are compensated by the Fund at the annual rate of approximately $500 plus a fee of $250 per Board meeting attended.

    The Managing General Partners of the Fund instituted a Retirement Plan effective April 1, 1996. The Plan is not funded, and obligations under the Plan will be paid solely out of the Fund's general accounts. The Fund will not reserve or set aside funds for the payment of its obligations under the Plan by any form of trust or escrow. For the current Managing General Partners not affiliated with the Adviser, the annual retirement benefit payable per year for a ten year period is based upon the highest total annual compensation received in any of the three calendar years preceding retirement. Managing General Partners with more than five but less than ten years service at retirement will receive a prorated reduced benefit. Under the Plan, for the Managing General Partners retiring with the effectiveness of the Plan, the annual retirement benefit payable per year for a ten year period is equal to 75% of the total compensation received from the Fund during the 1995 calendar year.

    At December 31, 2002, Van Kampen Funds Inc. and Van Kampen Exchange Corp., as nonmanaging general partners of the Fund, owned 340 and 3,095 units of partnership interest, respectively.

3. PARTNERSHIP UNIT TRANSACTIONS

Partners of the Fund may redeem units at any time. The net asset value of units redeemed, other than redemptions under a systematic withdrawal plan, may be paid in cash or securities, at the option of the Fund, and will ordinarily be paid in whole or in part in securities. The Fund's valuation will determine the quantity of securities tendered. The Fund will select securities for tender in redemptions based on tax or investment considerations.

4. INVESTMENT TRANSACTIONS

During the period, the cost of purchases and proceeds from sales of investments, excluding short-term investments, were $-0- and $7,649,925, respectively.

5. NET ASSETS

At December 31, 2002, net assets include the following:

Net paid in capital on units of beneficial interest.........    $ 7,623,617
Net unrealized appreciation on investments..................     48,834,218
                                                                -----------
Total net assets............................................    $56,457,835
                                                                ===========

                                     PART C

                               OTHER INFORMATION

ITEM 23.  EXHIBITS


                   (a)          Restated and Amended Certificate and Agreement of Limited
                                Partnership(5)
                      (1)       Amendment to Certificate of Limited Partnership, on Form
                                LP-1(1)
                      (2)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(2)
                      (3)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(4)
                      (4)       Amendment to Certificate of Limited Partnership, on Form
                                LP-2(5)
                   (b)          Bylaws(5)
                   (c)          Copy of Specimen Certificate(5)
                   (d)          Investment Advisory Agreement(4)
                   (e)          Not Applicable
                   (f)          Not Applicable
                   (g)(1)(a)    Custodian Contract(3)
                         (b)    Amendment to Custodian Contract(7)
                      (2)       Transfer Agency and Service Agreement(4)
                   (h)          Not Applicable
                   (i)          Not Applicable
                   (j)          Consent of Deloitte & Touche LLP+
                   (k)          Not Applicable
                   (l)          Not Applicable
                   (m)          Not Applicable
                   (n)          Not Applicable
                   (o)          Not Applicable
                   (p)(1)       Code of Ethics of the Investment Adviser and Distributor+
                      (2)       Code of Ethics of the Fund(6)


---------------
(1) Incorporated herein by reference to Post-Effective Amendment No. 16 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 26, 1995.

(2) Incorporated herein by reference to Post-Effective Amendment No. 17 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 29, 1996.

(3) Incorporated herein by reference to Post-Effective Amendment No. 75 to Van Kampen American Capital Growth and Income Fund's Registration Statement on Form N-1A, File Number 2-21657, filed March 27, 1998.

(4) Incorporated herein by reference to Post-Effective Amendment No. 19 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 1998.

(5) Incorporated herein by reference to Post-Effective Amendment No. 20 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 23, 1999.

(6) Incorporated herein by reference to Post-Effective Amendment No. 22 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 27, 2001.


(7) Incorporated herein by reference to Post-Effective Amendment No. 23 to Registrant's Registration Statement on Form N-1A, File Number 811-2611, filed April 25, 2002.


 +  Filed Herewith.

ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT

     None.

ITEM 25.  INDEMNIFICATION


     Article XIII, Section 13.4 of the Registrant's Restated and Amended Certificate and Agreement of Limited Partnership provides as follows:


     "The Partnership shall indemnify each General Partner (including officers and or directors of a corporate General Partner and including former General Partners who have not ceased to be liable as General Partners under the Partnership Act) against judgments, fines, amounts paid in settlement, and expenses (including attorneys' fees) reasonably incurred by him in any civil, criminal or investigative proceeding in which he is involved or threatened to be involved by reason of his being a General Partner of the Partnership, provided that he acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be within the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners. To the extent that a General Partner has been successful on the merits or otherwise in defense of any such proceeding or in defense of any claim or matter therein, he shall be deemed to have acted in good faith and in a manner he believed to be in the best interests of the Partnership or the Limited Partners. The determination under any other circumstances as to whether a General Partner acted in good faith, within what he reasonably believed to be the scope of his authority, and for a purpose which he reasonably believed to be in the best interests of the Partnership or the Limited Partners, shall be made by action of the General Partners who were not parties to such proceedings, or by independent legal counsel selected by the General Partners (who may be the regular counsel for the Partnership) in a written opinion. No General Partner shall be indemnified under this provision against any liability to the Partnership or its Partners to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. The indemnification provided hereunder shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any applicable statute, agreement, vote of the General Partners or Limited Partners, or otherwise."

ITEM 26. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

     See "Management, Organization and Capital Structure" in Part A and "Management of the Fund" in the Statement of Additional Information for information regarding the business of the Adviser. For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-1669) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.

ITEM 27. PRINCIPAL UNDERWRITERS

     Not applicable.

ITEM 28. LOCATION OF ACCOUNTS AND RECORDS


     All accounts, books and other documents of the Registrant required by
Section 31(a) of the Investment Company Act of 1940, as amended, and the Rules thereunder to be maintained (i) by the Registrant will be maintained at its offices, located at Van Kampen Investments Inc., 1 Parkview Plaza, Oakbrook Terrace, IL 60181-5555, Van Kampen Investor Services Inc., Harborside Financial Center, Plaza 2, Jersey City, NJ 07303-0947, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, MA 02171; and (ii) by the Adviser, will be maintained at its offices, located at 1 Parkview Plaza, Oakbrook Terrace, Illinois 60181-5555.


ITEM 29.  MANAGEMENT SERVICES

     Not applicable.

ITEM 30.  UNDERTAKINGS

     Not applicable.

                                   SIGNATURE


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Van Kampen Exchange Fund, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the City of New York, and the State of New York, on the 24th day of April, 2003.

                                    VAN KAMPEN EXCHANGE FUND


                                    By /s/ A. THOMAS SMITH III

                                      ------------------------------------------

                                            A. Thomas Smith III,


                                            Secretary

                            VAN KAMPEN EXCHANGE FUND


                INDEX TO EXHIBITS TO AMENDMENT NO. 24, FORM N-1A



 EXHIBIT                           DESCRIPTION OF
   NO.                                EXHIBIT
 -------                           --------------
(j)             Consent of Deloitte & Touche LLP
(p)(1)          Code of Ethics of Investment Adviser and Distributor